UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INFINITY PROPERTY AND CASUALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO THE PROXY STATEMENT OF
INFINITY PROPERTY AND CASUALTY CORPORATION
DATED APRIL 15, 2013 FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2013

On February 21, 2013, the Board of Directors (the “Board”) of Infinity Property and Casualty Corporation (the “Company”) approved, subject to shareholder approval, the Infinity Property and Casualty Corporation 2013 Stock Incentive Plan (the “Plan”).  On or about April 15, 2013, the Company made available a proxy statement (the “Proxy Statement”) to its shareholders describing the matters to be voted on at the Annual Meeting of Shareholders to be held on May 21, 2013 (the “Annual Meeting”), including a proposal to approve the Plan (Proposal Number 4).  As more fully set forth in the Proxy Statement, the Plan set aside and reserved for issuance 1,000,000 shares of the Company’s Common Stock.

After making the Proxy Statement available to shareholders, the Company was informed by Institutional Shareholder Services (“ISS”) that the Plan received an unfavorable recommendation because the shareholder value transfer for the Plan as originally proposed, as determined by ISS using its proprietary model, is greater than a Company-specific allowable cap calculated by ISS.

Although the Company disagrees with the ISS recommendation, it has decided to amend the Plan in order to reduce the number of shares set aside and reserved for issuance, and thereby, reduce the shareholder value transfer of the Plan below ISS’s allowable cap.  Accordingly, effective as of May 8, 2013, the Board approved an amended and restated Plan, reducing the proposed number of shares reserved for issuance from 1,000,000 to 750,000 shares.  The amended and restated Plan’s limits on the number of Full-Value Awards and ISOs, each as defined in the Plan, have also been reduced from 1,000,000 shares to 750,000 shares. There are no other changes to the Plan as amended and restated.  The Plan, as amended and restated, will be presented for shareholder approval at the Company’s Annual Meeting.

A copy of the Plan, as amended and restated, is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 9, 2013 with the Securities and Exchange Commission, a free copy of which may be obtained at the SEC’s website, www.sec.gov.

Any vote “FOR” or “AGAINST” the Plan using the proxy card made available previously by the Company to shareholders, or using the voting instruction card or via the Internet site or telephone number made available previously to beneficial owners by a broker, bank or other nominee, will be counted as a vote “FOR” or “AGAINST” the amended and restated Plan, as described above.  If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual Meeting by submission of a proxy bearing a later date or by the Internet, by telephone, by mail (if permitted by a broker, bank or other nominee) or by attending the Annual Meeting in person and casting a ballot or as otherwise described in the Proxy Statement.  If any shareholder would like a new proxy card or has any questions, he or she should contact:

Richard H. Grubaugh
D.F. King & Co., Inc.
48 Wall Street
New York, NY  10005
212-269-5550

This Supplement to the Proxy Statement is first being released to shareholders on or about May 9, 2013, and should be read together with the Proxy Statement.  The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

By order of the Board of Directors

/s/ James H. Romaker
Secretary

May 9, 2013